                Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 333-135452, 333-171466 and 333-186356) of Northeast Bancorp and subsidiary of our report dated September 28, 2015, with respect to the consolidated financial statements of Northeast Bancorp and subsidiary, included in this Annual Report (Form 10-K) for the year ended June 30, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 13, 2017